                           FORM OF PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes

Pricing Supplement No. 29                                   Trade Date: 04/30/01
(To Prospectus dated March 22, 2000 and Prospectus          Issue Date: 05/03/01
Supplement dated January 29, 2001)

The date of this Pricing Supplement is May 1, 2001

    CUSIP
      or
  Common Code       Principal Amount        Interest Rate        Maturity Date         Price to Public
  -----------       ----------------        -------------        -------------         ---------------
   91131UBE3          $5,504,000.00             5.25%              11/15/06                 100%

Interest Payment
   Frequency                                                        Dates and terms of redemption
  (begin date)      Survivor's Option   Subject to Redemption      (including the redemption price)
----------------    -----------------   ---------------------      --------------------------------
    06/15/01               Yes                 Yes                          100% 05/15/02
    monthly                                                            semi-annually thereafter

                      Discounts and
Proceeds to UPS        Commissions           Reallowance            Dealer               Other Terms
---------------       -------------          -----------            ------               -----------
 $5,437,952.00         $66,048.00               $1.50           ABN AMRO, Inc.